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                                   EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-43158 and No. 33-79038) of General Automation, Inc. of our report dated November 23, 1994 (which report is dated August 2, 1995 as to one matter) appearing on page 31 of this Annual Report on Form 10-K/A.





PRICE WATERHOUSE

Costa Mesa, California
November 8, 1995